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                                                                EXHIBIT (n)(a)

                        INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of Eaton Vance Institutional Senior Floating-Rate Fund of our report, dated March 5, 1999, appearing in the Statement of Additional Information, which is part of this Registration Statement.

We also consent to the reference to our Firm under the heading "Other Service Providers" in the Statement of Additional Information, which is part of such Registration Statement.

/s/Deloitte & Touche LLP
----------------------
   Deloitte & Touche LLP

Boston, Massachusetts
March 5, 1999